            Exhibit 99.1

KFORCE REPORTS FOURTH QUARTER 2019 REVENUE OF $336.2 MILLION
EPS FROM CONTINUING OPERATIONS OF $0.66 PER SHARE, UP 22.2% YEAR OVER YEAR
FULL YEAR 2019 TECH FLEX GROWTH OF 6.8%
BOARD OF DIRECTORS APPROVES 11% INCREASE IN QUARTERLY DIVIDEND
TAMPA, FL, February 5, 2020 — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter and full year 2019. Unless indicated otherwise, the commentary within this release relates only to the results of our continuing operations and excludes the results of our Government Solutions ("GS") segment, which is reported as a discontinued operation.
Fourth Quarter 2019 Financial Highlights
•Revenue for the quarter ended December 31, 2019 was $336.2 million compared to $330.4 million for the quarter ended December 31, 2018, an increase of 1.8%.
•Year-over-year growth in Flex revenue for Tech was 4.8%, while FA experienced a decrease of 7.6%.
•Gross profit margin decreased 40 basis points year over year in the quarter ended December 31, 2019.
•Selling, general and administrative expense as a percentage of revenue in the quarter ended December 31, 2019 was 22.9%, which decreased 50 basis points from the quarter ended December 31, 2018.
•Income from continuing operations for the quarter ended December 31, 2019 was $14.6 million, or $0.66 per share, as compared to $13.6 million, or $0.54 per share, for the quarter ended December 31, 2018.
•We repurchased approximately 0.7 million shares of common stock on the open market at a total cost of approximately $26.5 million during the quarter ended December 31, 2019.
Year End 2019 Financial Highlights
•Revenue for the year ended December 31, 2019 of $1.35 billion increased 3.3% from $1.30 billion for the year ended December 31, 2018.
•Tech Flex revenue increased 6.8% to $1.04 billion in 2019 from $971.3 million in 2018.
•Income from continuing operations for the year ended December 31, 2019 increased 7.3% to $54.6 million, or $2.29 per share, from $50.9 million, or $2.02 per share, for the year ended December 31, 2018. As adjusted, income from continuing operations was $56.1 million1, or $2.35 per share1, for the year ended December 31, 2019.
•We repurchased approximately 3.3 million shares of common stock on the open market at a total cost of approximately $117.8 million during the year ended December 31, 2019.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, commented, “We are very pleased with what we accomplished in 2019. During 2019, we further focused our service offerings in the areas of greatest demand with the divestitures of KGS and TraumaFX and successfully redeployed the net cash proceeds more quickly than anticipated. In total, we repurchased approximately 13% of shares outstanding during 2019. We were also successful at growing our Tech Flex business 6.8% in 2019, which is in excess of two times market growth rates, and experienced sequential billing day growth in our FA Flex business in the second half of 2019. The improvements that we experienced in associate productivity, leverage we received from our revenue growth, and efficient deployment of capital helped to drive improved shareholder returns as fourth quarter earnings per share from continuing operations increased 22.2% year over year.”
Mr. Dunkel continued, “We are very excited about our future growth prospects. We continue to see strength in the secular drivers of technology demand and believe that these drivers will transcend traditional cyclical patterns. The pace of digital transformation continues to be rapid, which is forcing organizations across all industries to increase their technology investments.”

End Notes:
1 A non-GAAP financial measure, see Reconciliation of Tax Impact and Profitability in the Adjusted Financial Performance Measures section.

Joseph J. Liberatore, President, said, “We believe our client portfolio management efforts over the last several years are positively contributing to our results, both in terms of growth and associate productivity. We have experienced the strongest growth from clients that are significant users of the services we provide and where we have long-standing relationships. We are continuing to invest in technologies and take other actions that we believe are necessary to continue improving associate productivity and enhancing the experience of our clients and consultants.”
David M. Kelly, Chief Financial Officer, said, “We believe our results in 2019 continue to demonstrate our ability to deliver above-market Tech Flex revenue growth, while also remaining on track to meet our operating margin commitments. We believe that our strong cash flows and balance sheet offer us an excellent opportunity to continue investing in our growth, returning capital to our shareholders and maintaining sufficient flexibility to pursue acquisitions and make other strategic investments.
We are also pleased to announce that our Board of Directors approved an increase of approximately 11% to our first quarter cash dividend from $0.18 per share to $0.20 per share. This dividend will be payable on March 20, 2020, to shareholders of record as of the close of business on March 6, 2020.”
Guidance
Looking forward to the first quarter of 2020, there will be 64 billing days, as compared to 62 billing days in the fourth quarter of 2019, and 63 billing days in the first quarter of 2019. Revenue per billing day in the fourth quarter of 2019 was $5.4 million. Current estimates for the first quarter of 2020 are:
•Revenue of $333 million to $339 million
•Earnings per share of $0.43 to $0.47
•Gross profit margin of 27.7% to 27.9%
•Flex gross profit margin of 25.6% to 25.8%
•SG&A expense as a percent of revenue of 22.9% to 23.1%
•Operating margin of 4.3% to 4.5%
•Effective tax rate of 26.5%
Conference Call and Annual Meeting
On Wednesday, February 5, 2020, Kforce will host a conference call at 8:30 a.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.
The replay of the call will be available from 11:30 a.m. E.T., Wednesday, February 5, 2020 until February 12, 2020 by dialing (855) 859-2056, passcode 5864699.
Our 2020 Annual Meeting of Kforce Inc. Shareholders will be held on Tuesday, April 28, 2020 at 1001 East Palm Avenue, Tampa, Florida 33605, commencing at 8:00 a.m. E.T.
About Kforce
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of approximately 50 offices and two national delivery centers, we provide opportunities for over 30,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, our quarterly guidance, statements regarding the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders, and maintaining sufficient flexibility to pursue acquisitions and make other strategic investments. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract such individuals; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2018, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that: the estimates of continuing operations will be achieved or that we will continue to increase our market share; the pace of digital transformation will force an increase in technology spending; secular drivers of technology demand will transcend traditional cycles; we will successfully manage risks to our revenue stream; we will successfully put into place the people and processes that will create future success; or we will further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018
Revenue	$336,230	$345,558	$330,377
Direct costs	238,205	242,747	232,664
Gross profit	98,025	102,811	97,713
Selling, general and administrative expenses	77,114	79,223	77,154
Depreciation and amortization	1,431	1,427	1,693
Income from operations	19,480	22,161	18,866
Other expense, net	1,219	880	867
Income from continuing operations, before income taxes	18,261	21,281	17,999
Income tax expense	3,652	5,374	4,409
Income from continuing operations	14,609	15,907	13,590
(Loss) income from discontinued operations, net of tax	(401)	(967)	2,766
Net income	$14,208	$14,940	$16,356
Earnings per share - diluted:
Continuing operations	$0.66	$0.68	$0.54
Discontinued operations	(0.02)	(0.04)	0.11
Earnings per share - diluted	$0.64	$0.64	$0.65

Weighted average shares outstanding - diluted	22,266	23,342	25,257
Adjusted EBITDA	$23,356	$25,990	$22,743

Billing days	62	64	62

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended
	Dec. 31, 2019	Dec. 31, 2018
Revenue	$1,347,387	$1,303,937
Direct costs	952,349	917,450
Gross profit	395,038	386,487
Selling, general and administrative expenses	314,167	307,250
Depreciation and amortization	6,050	6,836
Income from operations	74,821	72,401
Other expense, net	3,425	4,521
Income from continuing operations, before income taxes	71,396	67,880
Income tax expense	16,830	17,004
Income from continuing operations	54,566	50,876
Income from discontinued operations, net of tax	76,296	7,104
Net income	$130,862	$57,980
Earnings per share - diluted:
Continuing operations	$2.29	$2.02
Discontinued operations	3.21	0.28
Earnings per share - diluted	$5.50	$2.30

Weighted average shares outstanding - diluted	23,772	25,251
Adjusted EBITDA	$90,688	$87,673

Billing days	253	253

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$19,831	$112
Trade receivables, net of allowances	217,929	210,559
Income tax refund receivable	33	319
Prepaid expenses and other current assets	7,442	7,699
Current assets held for sale	—	29,773
Total current assets	245,235	248,462
Fixed assets, net	29,975	34,322
Other assets, net	72,838	36,664
Deferred tax asset, net	8,037	7,147
Goodwill	25,040	25,040
Noncurrent assets held for sale	—	28,273
Total assets	$381,125	$379,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$33,232	$32,542
Accrued payroll costs	44,001	39,384
Current portion of operating lease liabilities	5,685	—
Other current liabilities	1,168	1,616
Income taxes payable	878	4,553
Current liabilities held for sale	—	12,263
Total current liabilities	84,964	90,358
Long-term debt - credit facility	65,000	71,800
Other long-term liabilities	63,898	44,868
Noncurrent liabilities held for sale	—	4,551
Total liabilities	213,862	211,577
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	722	719
Additional paid-in capital	459,545	447,337
Accumulated other comprehensive (loss) income	(1,526)	1,296
Retained earnings	350,545	237,308
Treasury stock, at cost	(642,023)	(518,329)
Total stockholders’ equity	167,263	168,331
Total liabilities and stockholders’ equity	$381,125	$379,908

Kforce Inc.
Key Statistics
(Unaudited)

	Q4 2019	Q3 2019	Q4 2018
Total Firm
Total Revenue (000's)	$336,230	$345,558	$330,377
GP %	29.2%	29.8%	29.6%
Flex revenue (000’s)	$325,700	$333,652	$319,102
Hours (000’s)	5,145	5,277	5,380
Flex GP %	26.9%	27.2%	27.1%
Direct Hire revenue (000’s)	$10,530	$11,906	$11,275
Placements	644	743	695
Average fee	$16,353	$16,024	$16,227
Billing days	62	64	62
Technology
Total Revenue (000's)	$264,912	$271,999	$252,750
GP %	27.8%	28.1%	28.0%
Flex revenue (000’s)	$260,153	$267,304	$248,151
Hours (000’s)	3,391	3,478	3,354
Flex GP %	26.4%	26.8%	26.6%
Direct Hire revenue (000’s)	$4,759	$4,695	$4,599
Placements	250	243	245
Average fee	$19,064	$19,328	$18,744
Finance and Accounting
Total Revenue (000's)	$71,318	$73,559	$77,627
GP %	34.3%	35.9%	34.8%
Flex revenue (000’s)	$65,547	$66,348	$70,951
Hours (000’s)	1,754	1,799	2,026
Flex GP %	28.5%	28.9%	28.7%
Direct Hire revenue (000’s)	$5,771	$7,211	$6,676
Placements	394	500	450
Average fee	$14,637	$14,420	$14,854

Kforce Inc.
Revenue Growth Rates
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Billing days	62	64	64	63	62
Tech Flex	4.8%	6.5%	6.2%	9.8%	9.0%
FA Flex	(7.6)%	(5.3)%	(9.4)%	(11.7)%	(11.7)%
Total Flex	2.1%	3.9%	2.6%	4.6%	3.6%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows. For the years ended December 31, 2019 and 2018, Free Cash Flows includes results from discontinued operations.

(In Thousands)	Year Ended
	Dec. 31, 2019	Dec. 31, 2018
Net income	$130,862	$57,980
Non-cash provisions and other	(51,650)	22,643
Changes in operating assets/liabilities	(12,595)	7,100
Net cash provided by operating activities	66,617	87,723
Capital expenditures	(10,359)	(5,170)
Free cash flow	56,258	82,553
Equity method investment	(9,000)	—
Change in debt	(6,800)	(44,723)
Repurchases of common stock	(124,453)	(22,187)
Cash dividends	(16,608)	(14,871)
Net proceeds from the sale of assets held for sale	122,544	1,000
Other	(2,222)	(2,039)
Change in cash and cash equivalents	$19,719	$(267)

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before (loss) income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our stockholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
(In Thousands)	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018
Net income	$14,208	$14,940	$16,356
(Loss) income from discontinued operations, net of tax	(401)	(967)	2,766
Income from continuing operations	14,609	15,907	13,590
Depreciation and amortization	1,431	1,427	1,693
Stock-based compensation expense	2,443	2,419	2,162
Interest expense, net	749	504	889
Income tax expense	3,652	5,374	4,409
Loss from equity method investment	472	359	—
Adjusted EBITDA	$23,356	$25,990	$22,743

	Years Ended December 31,
(In Thousands)	2019	2018
Net income	$130,862	$57,980
Income from discontinued operations, net of tax	76,296	7,104
Income from continuing operations	54,566	50,876
Depreciation and amortization	6,050	6,836
Stock-based compensation expense	9,825	8,489
Interest expense, net	2,586	4,468
Income tax expense	16,830	17,004
Loss from equity method investment	831	—
Adjusted EBITDA	$90,688	$87,673
Adjusted EBITDA, for the year ended December 31, 2019, was negatively impacted by $2.0 million of severance and other costs due to actions taken as a result of the GS divestiture.

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our underlying operations. Each of these measures are intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess the Company's core operating results and consequently, management believes it is similarly useful information to investors. During the year ended December 31, 2018, the Firm did not have any adjusted financial performance measures.

	Year Ended December 31, 2019
(In Thousands, Except Per Share Amounts)	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Reconciliation of SG&A and Operating Margin:
Selling, general & administrative expenses	$314,167	$(2,035)	$312,132
SG&A as a percentage of revenue	23.3%	(0.1)%	23.2%
Income from operations	$74,821	$2,035	$76,856
Operating margin	5.6%	0.1%	5.7%
Reconciliation of Tax Impact and Profitability:
Income from continuing operations, before income taxes	$71,396	$2,035	$73,431
Income tax expense	$16,830	$531	$17,361
Income from continuing operations	$54,566	$1,504	$56,070
Earnings per share - diluted, continuing operations	$2.29	$0.06	$2.35
(1) Includes $2.0 million of pre-tax ($1.5 million after-tax) severance and other costs due to actions taken as a result of the GS divestiture. The tax rate utilized for the adjustments was using our Q1 2019 effective tax rate from continuing operations of 26.1%.